Exhibit 10.29

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO Purchase and Sale Agreement (the “Amendment”), is made and entered into as of the 14th day of November, 2014, by and between ArrowRock Income and Growth Fund II, L.L.C. (“Seller”), and Wells Fund XIII - REIT Joint Venture Partnership (“Purchaser”).
RECITALS
Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of November 4, 2014 (the “Agreement”), and now wish to amend the Agreement to extend the Inspection Period on the terms hereinafter provided.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby amend the Agreement as follows:
1.    Definitions. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement.
2.    Extension of Inspection Period. Section 2.6 of the Agreement is amended to extend the Inspection Period to 5:00 P.M. Eastern Standard Time on November 21, 2014.
3.    Special Provision. Notwithstanding anything in the Agreement to contrary and without limiting or waiving Purchaser’s rights under Section 2.6 of the Agreement, Seller understands and agrees that Purchaser shall have the right, exercised by giving written notice to Seller, to terminate the Agreement pursuant to Section 2.6 thereof in the event Purchaser has not received, on or before 5:00 P.M. Eastern Standard Time on November 21, 2014, in form and substance satisfactory to Purchaser in its sole and absolute discretion (a) a resolution of the access between Lot 4A-1 and Prairie Trail Drive, (b) a resolution of the water line to the north of the developed lot being located outside of a recognized easement and how the operation and maintenance thereof is handled and (c) a receipt of a current letter from the governing body under the indentures covering the Property evidencing that the Property complies with such indentures.
4.    Ratification. In all other respects, except as modified hereby, the Agreement remains unmodified and in full force and effect. In the event of any inconsistencies between this Amendment and the Agreement, this Amendment shall govern and be binding.
5.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year written above.

SELLER:

Wells Fund XIII-REIT Joint Venture Partnership,
a Georgia joint venture partnership

By: Wells Real Estate Fund XIII, L.P.,
a Georgia limited partnership

By: Wells Capital, Inc.,
a Georgia corporation, as General Partner

By: /s/ F. Parker Hudson
Name: F. Parker Hudson
Title: Assistant Vice President

By: Piedmont Operating Partnership, LP,
a Delaware limited partnership

By: Piedmont Office Realty Trust, Inc.,
a Maryland corporation, its sole General Partner

By: /s/ Robert E. Bowers
Name:Robert E. Bowers
Title: Executive Vice President

PURCHASER:

ArrowRock Income and Growth Fund II, L.L.C.

By: Summit Realty Ventures, L.L.C., its
Managing Member

         By: /s/ John S. Ross, Jr.
Name: John S. Ross, Jr.
Title: Managing Member